EXHIBIT 99.1
NEWS BULLETIN
     FROM:

  CalAmp logo

FOR IMMEDIATE RELEASE


              CalAmp Reports Fiscal 2010 First Quarter Results


OXNARD, Calif., July 9, 2009--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless products, services and solutions, today reported results for its fiscal 2010 first quarter ended May 31, 2009. Key elements include:
* Consolidated first quarter revenues of $23.0 million, within guidance and 8% higher than prior quarter.
* First quarter GAAP net loss of $4.0 million, or $0.16 per diluted share; adjusted basis (non-GAAP) loss of $2.4 million or $0.10 per diluted share; both within guidance.
* First quarter net cash provided by operations of $0.6 million.
* Bank term loan balance reduced by $1.8 million in first quarter to $15.8 million; total debt balance reduced by $3.1 million in first quarter to $18.0 million.

Rick Gold, CalAmp's President and Chief Executive Officer, commented, "Despite the challenging economic conditions in the first quarter, we generated positive cash flow from operations while consolidated revenues increased on a sequential quarter basis. The sequential top line growth was driven primarily by the continued ramp of unit volumes in our satellite products business, which showed a 14% increase in revenues over the preceding quarter. In addition, revenues of our wireless datacom products increased by 4% sequentially with healthier demand from some of the vertical markets we serve. Looking ahead in fiscal 2010, I am encouraged by recently announced new orders and our expanding pipeline of new business opportunities."


Fiscal 2010 First Quarter Results
Total revenue for the fiscal 2010 first quarter was $23.0 million compared to $27.9 million for the first quarter of fiscal 2009. The reduction in revenues was due primarily to lower sales of the Company's wireless datacom products.

Gross profit for the fiscal 2010 first quarter was $4.7 million or 20.5% of revenues compared to gross profit of $9.4 million or 33.8% of revenue for the same period last year. The reduction in gross profit and gross margin percentage in the latest quarter was due primarily to lower wireless datacom revenues.

Results of operations for the fiscal 2010 first quarter as determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") was a
net loss of $4.0 million or $0.16 loss per diluted share.   This compares to
a net loss of $0.5 million or $0.02 loss per diluted share in the first quarter of last year.

The Adjusted Basis (non-GAAP) net loss for the fiscal 2010 first quarter was $2.4 million or $0.10 loss per diluted share compared to Adjusted Basis net income of $0.3 million or $0.01 income per diluted share for the same period last year. Adjusted Basis net income (loss) excludes the impact of changes in the deferred income tax asset valuation allowance, amortization of intangible assets and stock-based compensation expense, each net of tax to the extent applicable. A reconciliation of the GAAP basis net income (loss) to Adjusted Basis net income (loss) is provided in the table at the end of this press release.

Liquidity
At May 31, 2009, the Company had total cash of $4.4 million, with $15.8 million in total outstanding bank debt and a $2.2 million note payable to a key Direct Broadcast Satellite ("DBS") customer. Net cash provided by operating activities was $0.6 million for the three months ended May 31, 2009. During the latest quarter, the principal on the Company's bank term loan was paid down by $1.8 million and the principal on the note payable to the DBS customer was paid down by $1.3 million.

The bank term loan has a maturity date of December 31, 2009, and consequently the entire term loan balance is classified as a current liability in the Consolidated Balance Sheet at May 31, 2009. The Company believes that it will be able to refinance the term loan prior to the maturity date from the proceeds of an asset-based loan, possibly supplemented by proceeds from another funding source.

Business Outlook
Commenting on the Company's business outlook for the second quarter of fiscal 2010, Mr. Gold said, "I am pleased that orders in our mobile resource management business and bid and proposal activity in our wireless networks business have picked up significantly in recent months. Based on our current forecast, we believe fiscal 2010 second quarter consolidated revenues will show a sequential increase and be in the range of $23 to $25 million, with a GAAP basis net loss in the range of $0.06 to $0.10 per diluted share. The Adjusted Basis (non-GAAP) results of operations for the second quarter, which exclude changes in the valuation allowance for U.S. deferred tax assets, intangibles amortization expense net of tax and stock-based compensation expense net of tax, are expected to be a net loss of $0.02 to $0.06 per diluted share. There are increasing indications that our business is in the early stages of a recovery. We now expect that CalAmp will be profitable on a GAAP basis in the second half of fiscal 2010 with quarterly revenues in the range of $26 to $32 million."

Conference Call and Webcast
A conference call and simultaneous webcast to discuss fiscal 2010 first quarter financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. CalAmp's President and CEO Rick Gold and CFO Rick Vitelle will host the conference call. Participants can dial into the live conference call by calling 877-941-1465 (480-629-9644 for international callers). An audio replay will be available through July 16, 2009, by calling 800-406-7325 (303-590-3030 for international callers) and entering the access code 4110355.

Additionally, a live webcast of the call is available on CalAmp's web site at www.calamp.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's web site.

About CalAmp Corp.
CalAmp provides wireless communications solutions that enable anytime/anywhere access to critical data and content. The Company serves customers in the public safety, industrial monitoring and controls, mobile resource management and direct broadcast satellite markets. The Company's products are marketed under the CalAmp, Dataradio, SmartLink, Aercept, LandCell and Omega trade names. For more information, please visit www.calamp.com.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including product demand, competitive pressures and pricing declines in the Company's satellite and wireless markets, the timing of customer approvals of new product designs, the length and extent of the global economic downturn that has and may continue to adversely affect the Company's business, the Company's ability to refinance or extend its bank term loan prior to the December 31, 2009 maturity date, and other risks or uncertainties that are described in the Company's Annual Report on Form 10-K for fiscal 2009 as filed on May 12, 2009 with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT THE COMPANY:           AT FINANCIAL RELATIONS BOARD:
Rick Vitelle              Lasse Glassen
Chief Financial Officer   General Information
(805) 987-9000            (213) 486-6546
                          lglassen@mww.com

                     -Financial Tables to Follow-

                                 CAL AMP CORP.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited, in thousands except per share amounts)


                                     Three Months Ended
                                           May 31,
                                     --------------------
                                       2009         2008
                                      ------       ------
Revenues                            $ 23,000     $ 27,901

Cost of revenues                      18,293       18,472
                                     -------      -------

Gross profit                           4,707        9,429
                                     -------      -------
Operating expenses:
  Research and development             2,898        3,200
  Selling                              2,201        2,272
  General and administrative           2,757        3,096
  Intangible asset amortization          341        1,332
                                     -------      -------
                                       8,197        9,900
                                     -------      -------
Operating loss                        (3,490)        (471)

Non-operating expense, net              (467)        (416)
                                     -------      -------

Loss before income taxes              (3,957)        (887)

Income tax benefit                       -            390
                                     -------      -------

Net loss                            $ (3,957)    $   (497)
                                     =======      =======

Basic and diluted loss per share      $(0.16)      $(0.02)
                                     =======      =======
Shares used in basic and diluted
  per share calculations              24,860       24,703

                        BUSINESS SEGMENT INFORMATION
                          (Unaudited, in thousands)

                                      Three Months Ended
                                           May 31,
                                     --------------------
                                       2009         2008
                                      ------       ------
Revenue
  Satellite                         $  9,249     $  7,641
  Wireless DataCom                    13,751       20,260
                                     -------      -------
    Total revenue                   $ 23,000     $ 27,901
                                     =======      =======

Gross profit
  Satellite                         $    427     $    733
  Wireless DataCom                     4,280        8,696
                                     -------      -------
    Total gross profit              $  4,707     $  9,429
                                     =======      =======

Operating income (loss)
  Satellite                         $   (617)    $   (332)
  Wireless DataCom                    (1,644)       1,057
  Corporate expenses                  (1,229)      (1,196)
                                     -------      -------
    Total operating loss            $ (3,490)    $   (471)
                                     =======      =======



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                                  CAL AMP CORP.
                            CONSOLIDATED BALANCE SHEETS
                            (Unaudited - In thousands)

                                                     May 31,     February 28,
                                                      2009           2009
                                                    --------       --------

                    Assets
Current assets:
  Cash and cash equivalents                         $  4,382        $  6,913
  Accounts receivable, net                            13,921          13,682
  Inventories                                         14,161          15,139
  Deferred income tax assets                           3,301           3,479
  Prepaid expenses and other current assets            4,711           4,962
                                                    --------        --------
     Total current assets                             40,476          44,175

Equipment and improvements, net                        2,131           2,139
Deferred income tax assets, less current portion      13,272          13,111
Other intangible assets, net                           6,165           6,473
Other assets                                           3,717           3,749
                                                    --------        --------
                                                    $ 65,761        $ 69,647
                                                    ========        ========
    Liabilities and Stockholders' Equity
Current liabilities:
  Bank loan payable                                 $ 15,735        $ 17,550
  Subordinated note payable                            2,218           3,528
  Accounts payable                                     8,780           5,422
  Accrued payroll and employee benefits                3,105           3,380
  Accrued warranty costs                               3,006           3,286
  Other accrued liabilities                            7,956           8,683
  Deferred revenue                                     3,909           3,609
                                                    --------        --------
     Total current liabilities                        44,709          45,458
                                                    --------        --------

Non-current liabilities                                1,156             990

Stockholders' equity:
  Common stock                                           252             252
  Additional paid-in capital                         145,275         144,881
  Accumulated deficit                               (124,771)       (120,814)
  Accumulated other comprehensive loss                  (860)         (1,120)
                                                    --------        --------
     Total stockholders' equity                       19,896          23,199
                                                    --------        --------
                                                    $ 65,761        $ 69,647
                                                    ========        ========


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                                    CAL AMP CORP.
                            CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited - In thousands)

                                                         Three Months Ended
                                                               May 31,
                                                        --------------------
                                                         2009          2008
                                                        ------        ------
Cash flows from operating activities:
    Net loss                                           $ (3,957)    $   (497)
    Depreciation and amortization                           629        1,972
    Stock-based compensation expense                        412            9
    Deferred tax assets, net                                -           (390)
    Changes in operating working capital                  3,477          721
    Other                                                     9            -
                                                       --------     --------
       Net cash provided by operating activities            570        1,815
                                                       --------     --------

Cash flows from investing activities:
    Capital expenditures                                   (273)        (216)
    Earnout payments on TechnoCom acquisition               -           (575)
    Collections on note receivable                           75          140
    Other                                                   (33)         -
                                                       --------     --------
       Net cash used in investing activities               (231)        (651)
                                                       --------     --------

Cash flows from financing activities:
    Debt repayments                                      (3,125)        (470)
                                                       --------     --------
       Net cash used in financing activities             (3,125)        (470)
                                                       --------     --------
Effect of exchange rate changes on cash                     255          (70)
                                                       --------     --------

Net change in cash and cash equivalents                  (2,531)         624

Cash and cash equivalents at beginning of period          6,913        6,588
                                                       --------     --------
Cash and cash equivalents at end of period             $  4,382     $  7,212
                                                       ========     ========

                                     CAL AMP CORP.
                           NON-GAAP EARNINGS RECONCILIATION
                (Unaudited, in thousands except per share amounts)


Non-GAAP Earnings Reconciliation
--------------------------------

"GAAP" refers to financial information presented in accordance with Generally Accepted Accounting Principles in the United States. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis Net Income (Loss) and Adjusted Basis Net Income (Loss) Per Diluted Share. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that a report of Adjusted Basis Net Income (Loss) and Adjusted Basis Net Income (Loss) Per Diluted Share provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of the GAAP Basis Net Loss to Adjusted Basis (non-GAAP) Net Income (Loss) is as follows:


                                                        Three Months Ended
                                                               May 31,
                                                        --------------------
                                                         2009          2008
                                                        ------        ------

GAAP Basis Net Loss                                     $(3,957)    $  (497)

Adjustments to reconcile to
 Adjusted Basis Net Income (Loss):
  Increase in valuation allowance
    for U.S. deferred tax assets                          1,124          -
  Amortization of intangible assets,
   net of tax (1)                                           202         774
  Stock-based compensation expense,
   net of tax (1)                                           244           5
                                                        -------     -------
Adjusted Basis Net Income (Loss)                        $(2,387)    $   282
                                                        =======     =======
Adjusted Basis Income (Loss)
 per diluted share                                      $ (0.10)    $  0.01

Weighted average common shares
  outstanding on diluted basis                           24,860      24,703


(1) These reconciling items are tax effected using the Company's combined U.S. federal and state statutory tax rate of 40.7% and 41.9% for the three months ended May 31, 2009 and 2008, respectively.